Exhibit 99.1

UBIQUITI NETWORKS REPORTS FOURTH QUARTER FISCAL 2015 FINANCIAL RESULTS

~ Achieves Solid Revenue and Earnings ~

~ Non-GAAP Diluted EPS of $0.50 Per Share ~

SAN JOSE, Calif. – Aug. 6, 2015 - Ubiquiti Networks, Inc. (NASDAQ:UBNT) (“Ubiquiti”) today announced results for the fourth fiscal quarter of 2015, ended June 30, 2015.

Fourth Quarter Financial Summary

•	Revenues of $145.3 million
•	GAAP gross profit of $66.1 million and non-GAAP gross profit of $66.3 million
•	GAAP net income of $4.5 million and non-GAAP net income of $44.1 million
•	GAAP diluted EPS of $0.05 and non-GAAP diluted EPS of $0.50
•	GAAP net income and diluted EPS include a $39.1 million business e-mail compromise ("BEC") fraud loss as disclosed in the Form 8-K filed on August 6, 2015

Recent Financial Highlights

•	Enterprise Technology revenues increased over 26% year-over-year, fueled by UniFi® access points and other industry-leading products targeting the Enterprise market
•	Initiated a new stock repurchase program, authorizing the Company to repurchase up to $100 million of its common stock as disclosed in the Form 8-K filed on August 6, 2015
•	Shipped in volume our new Enterprise products, including UniFi Video products, the UniFi Switch and our newly released EdgeRouterTM X and EdgeRouterTM X SFP
•	Announced Ubiquiti NEXT Event to be held on October 12, 2015 at the Wynn, Las Vegas. At this event, Ubiquiti’s founder and Chief Executive Officer, Robert J. Pera, will discuss future of WISP products as well as some of Ubiquiti’s newer products

Recent Product Highlights

•	Announced Deep Packet Inspection technology for the mainstream market with the latest software release (v1.7.0) for our EdgeRouter™ Lite, EdgeRouter PoE, EdgeRouter, and EdgeRouter PRO routers
•	Set a new world distance record for wireless broadband with our airFiber® 5X, a ruggedized outdoor Point-to-Point radio designed for the global unlicensed frequency bands
•	Released airOS® 5.6.1, a new operating system for our airMAX® ac products that provides powerful features, including full Simple Network Management Protocol (SNMP)
•	Announced the LiteBeam™ M5, a long-range, disruptively-priced, lightweight airMAX® CPE
•	Announced an ISO series of our ac PowerBeam® series, an ideal solution for deployments requiring maximum performance and RF isolation. We expect the PowerBeam® ac ISO to expand deployments of our airMAX ac products

Financial Highlights ($, in millions, except per share data)

Income statement highlights	F4Q15	F3Q15	F4Q14
Revenues	145.3	147.5	156.0
Service Provider Technology	104.8	106.3	124.0
Enterprise Technology	40.5	41.2	32.0
Cost of Revenues	79.1	81.5	87.1
Gross Profit	66.1	66.0	68.9
Gross Profit (%)	45.5%	44.7%	44.1%
Total Operating Expenses	58.8	20.7	16.1
Income from Operations	7.3	45.2	52.8
GAAP Net Income	4.5	41.1	49.4
GAAP EPS (diluted)	0.05	0.46	0.55
Non-GAAP Net Income	44.1	42.0	50.2
Non-GAAP EPS (diluted)	0.50	0.47	0.56

Balance Sheet Highlights

Total cash and cash equivalents as of June 30, 2015 were $446.4 million, compared with $451.2 million as of March 31, 2015. The sequential decrease in cash and cash equivalents during the fourth quarter of fiscal 2015 is primarily due to the following factors:

•	We repurchased $19.7 million of our common stock
•	As disclosed in the Form 8-K filed on August 6, 2015, we lost $39.1 million in connection with a business e-mail compromise (“BEC”) fraud involving employee impersonation

Excluding the impact of the BEC fraud loss and related expenses, our cash from operating activities for the fiscal fourth quarter would have been $57.3 million, a 56% increase sequentially. We generated $18.2 million of cash from operating activities, which is net of the BEC fraud loss and related expenses.

This quarter we saw days sales outstanding in accounts receivable ("DSO") of 41 days, compared with 43 days in the prior quarter, and 32 days in the fourth quarter of fiscal 2014.

Business Outlook

Based on recent business trends, Ubiquiti currently believes the demand environment in its end markets supports the following forecast for the Company's first fiscal quarter ending September 30, 2015. The following are Ubiquiti’s financial performance estimates for the first quarter of fiscal 2016:

•	Revenues of between $145 million and $155 million
•	GAAP diluted EPS of $0.46 - $0.51
•	Non-GAAP diluted EPS of $0.47 - $0.52

Conference Call Information

Ubiquiti Networks will host a Q&A-only call to discuss the Company’s financial results at 2:00 p.m. Pacific Time today. Management’s prepared remarks can be found on the Investor Relations section of the Ubiquiti Networks website, http://ir.ubnt.com/results.cfm.

To listen to the Q&A call via telephone, dial (877) 291-1296 (U.S. toll-free) or (720) 259-9209 (International) to be connected to the call by an operator. Participants should dial in at least 10 minutes prior to the start of the call. Investors may also listen to a live webcast of the Q&A conference call by visiting the Investor Relations section of the Ubiquiti Networks website at http://ir.ubnt.com.

A recording of the Q&A call will be available approximately two hours after the call concludes and will be accessible on the Investor Relations section of the Ubiquiti Networks website, http://ir.ubnt.com.

About Ubiquiti Networks

Ubiquiti Networks (NASDAQ: UBNT) is closing the digital divide by building network communication platforms for everyone and everywhere. With over 28 million devices sold worldwide, Ubiquiti is transforming under-networked enterprises and communities. Our leading edge platforms, airMAX®, UniFi®, airFiber®, UniFi® Video, UniFi® VoIP, UniFi® Switch, mFi® and EdgeMAX®, combine innovative technology, disruptive price-to-performance and the support of a global user community to eliminate barriers to connectivity. For more information, join our community at http://www.ubnt.com.

Ubiquiti, the Ubiquiti U logo, Ubiquiti Networks, UBNT, airMAX, airFiber, airCRM, airOS, UniFi, mFi, EdgeMAX, EdgeRouter, LightBeam and PowerBeam are registered trademarks or trademarks of Ubiquiti Networks, Inc. in the United States and other countries.

The Ubiquiti Networks, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=24865.

Investor Relations Contact

Anne Fazioli

Ubiquiti Networks, Vice President of Investor Relations

IR@ubnt.com

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “look”, "will", “anticipate”, “believe”, “estimate”, “expect”, "forecast", “consider” and “plan” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding expectations related to our cash position, expenses, new products, and financial performance estimates including revenues, GAAP diluted EPS and non-GAAP diluted EPS for the Company's fiscal quarter ending September 30, 2015, and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not limited to, fluctuations in our operating results; varying demand for our products due to the financial and operating condition of our distributors and their customers, and distributors' inventory management practices; political and economic conditions and volatility affecting the stability of business environments, economic growth, currency values, commodity prices and other factors that may influence the ultimate demand for our products in particular geographies or globally; impact of counterfeiting and our ability to contain such impact; our reliance on a limited number of distributors; inability of our contract manufacturers and suppliers to meet our demand; our dependence on Qualcomm Atheros for chipsets without a short-term alternative; as we move into new markets competition from certain of our current or potential competitors who may be more established in such markets; our ability to keep pace with technological and market developments; success and timing of new product introductions by us and the performance of our products generally; our ability to effectively manage the significant increase in our transactional sales volumes; we may become subject to warranty claims, product liability and product recalls; that a substantial majority of our sales are into countries outside the United States and we are subject to numerous U.S. export control and economic sanctions laws; costs related to responding to government inquiries related to regulatory compliance; our reliance on the Ubiquiti Community; our reliance on certain key members of our management team, including our founder and chief executive officer, Robert J. Pera; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; whether the final determination of our income tax liability may be materially different from our income tax provisions; the impact of any intellectual property litigation and claims for indemnification; litigation related to U.S. Securities laws; and economic and political conditions in the United States and abroad. We discuss these risks in greater detail under the heading “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended June 30, 2014, and subsequent filings filed with the U.S. Securities and Exchange Commission (the SEC), which are available at the SEC's website at www.sec.gov. Copies may also be obtained by contacting the Ubiquiti Networks Investor Relations Department, by email at IR@ubnt.com or by visiting the Investor Relations section of the Ubiquiti Networks website, http://ir.ubnt.com.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management's beliefs and assumptions only as of the date made. Except as required by law, Ubiquiti Networks undertakes no obligation to update information contained herein. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are adjusted to exclude certain costs, expenses and gains such as stock based compensation expense, purchase commitment termination fee, loss as a result of a BEC fraud and the tax effects of these non-GAAP adjustments. Reconciliations of the adjustments to GAAP results for the three and twelve months ended June 30, 2015 and 2014 are provided below. In addition, an explanation of the ways in which management uses non-GAAP financial information to evaluate its business, the substance behind management's decision to use this non-GAAP financial information, material limitations associated with the use of non-GAAP financial information, the manner in which management compensates for those limitations, and the substantive reasons management believes that this non-GAAP financial information provides useful information to investors is included under "About our Non-GAAP Net Income and Adjustments" after the tables below.

Ubiquiti Networks Inc.

Condensed Consolidated Statement of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Years Ended June 30,
	2015	2014	2015	2014(1)
Revenues	$145,267	$156,007	$595,947	$572,464
Cost of revenues	79,129	87,146	333,760	318,997
Gross profit	66,138	68,861	262,187	253,467
Operating expenses:
Research and development	14,672	10,155	54,565	33,962
Sales, general and administrative	5,039	5,912	21,607	23,560
Business e-mail compromise ("BEC") fraud loss	39,137	—	39,137	—
Total operating expenses	58,848	16,067	115,309	57,522
Income from operations	7,290	52,794	146,878	195,945
Interest expense and other, net	(326)	(556)	(1,130)	(1,334)
Income before provision for income taxes	6,964	52,238	145,748	194,611
Provision for income taxes	2,446	2,820	16,085	17,674
Net income and comprehensive income	$4,518	$49,418	$129,663	$176,937
Net income per share of common stock:
Basic	$0.05	$0.56	$1.47	$2.02
Diluted	$0.05	$0.55	$1.45	$1.97
Weighted average shares used in computing net income per share of common stock:
Basic	87,685	88,122	88,008	87,772
Diluted	89,110	89,821	89,569	89,715

Ubiquiti Networks Inc.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Years Ended June 30,
	2015	2014	2015	2014
Net income	$4,518	$49,418	$129,663	$176,937
Stock-based compensation:
Cost of revenues	161	145	601	590
Research and development	355	744	2,854	2,423
Sales, general and administrative	297	387	1,537	1,893
Business e-mail compromise ("BEC") fraud loss	39,137	—	39,137	—
Purchase commitment termination fee	—	—	5,500	—
Gain on reversal of charge for an export compliance matter	—	—	—	(1,121)
Tax effect of non-GAAP adjustments	(325)	(510)	(2,656)	(1,514)
Non-GAAP net income	$44,143	$50,184	$176,636	$179,208
Non-GAAP diluted EPS	$0.50	$0.56	$1.97	$2.00
Weighted-average shares used in non-GAAP diluted EPS	89,110	89,821	89,569	89,715

(1)	Derived from audited consolidated statements as of and for the year ended June 30, 2014.

Ubiquiti Networks Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share amounts)

(Unaudited)

	June 30,
	2015	2014(1)
Assets
Current assets:
Cash and cash equivalents	$446,401	$347,097
Accounts receivable, net	66,104	54,871
Inventories	37,031	46,349
Current deferred tax asset	1,535	884
Prepaid income taxes	2,566	3,256
Prepaid expenses and other current assets	27,709	13,267
Total current assets	581,346	465,724
Property and equipment, net	15,602	7,260
Long-term deferred tax asset	1,515	1,255
Other long–term assets	2,109	1,912
Total assets	$600,572	$476,151
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$43,856	$33,933
Income taxes payable	1,108	2,499
Debt - short-term	10,000	—
Other current liabilities	15,170	15,883
Total current liabilities	70,134	52,315
Long-term taxes payable	19,810	15,346
Debt - long-term	87,500	72,254
Deferred revenues - long-term	974	972
Total liabilities	178,418	140,887
Stockholders’ equity:
Common stock	87	88
Additional paid–in capital	—	145,872
Treasury stock	—	(123,864)
Retained earnings	422,067	313,168
Total stockholders’ equity	422,154	335,264
Total liabilities and stockholders’ equity	$600,572	$476,151

(1)	Derived from audited consolidated statements as of and for the year ended June 30, 2014.

Ubiquiti Networks Inc.
Revenues by Product Type

(In thousands)
(Unaudited)

	Three Months Ended June 30,		Years Ended June 30,
	2015	2014	2015	2014
Service provider technology	$104,788	$124,005	$418,021	$450,663
Enterprise technology	40,479	32,002	177,926	121,801
Total revenues	$145,267	$156,007	$595,947	$572,464

Ubiquiti Networks Inc.

Revenues by Geographical Area

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Years Ended June 30,
	2015	2014	2015	2014
North America	$44,293	$43,260	$197,693	$142,438
South America	25,876	35,757	97,118	109,584
Europe, the Middle East and Africa	56,909	57,418	234,383	247,009
Asia Pacific	18,189	19,572	66,753	73,433
Total revenues	$145,267	$156,007	$595,947	$572,464

About our Non-GAAP Net Income and Adjustments

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are GAAP net income and GAAP earnings per diluted share adjusted to exclude certain costs, expenses and gains/losses.

We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information regarding non-cash expenses, significant items that we believe are important to understanding our financial, and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our board of directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes that the exclusion of the items described below, for which the amounts or timing may vary significantly depending upon the Company's activities and other factors, facilitates comparability of the Company's operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

Use and Economic Substance of Non-GAAP Financial Measures used by Ubiquiti Networks

We compute non-GAAP net income and non-GAAP diluted earnings per share by adjusting GAAP net income and GAAP earnings per diluted share to remove the impact of certain adjustments and the tax effect of those adjustments. Items excluded from net income are:

•	Stock-based compensation expense
•	Amounts relating to a purchase commitment termination fee
•	Gain on reversal of charge for an export compliance matter
•	Loss as a result of a BEC fraud
•	Tax effect of non-GAAP adjustments, applying the principles of ASC 740

Usefulness of Non-GAAP Financial Information to Investors

These non-GAAP measures are not in accordance with, or an alternative to, GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results.

For more information on the non-GAAP adjustments, please see the table captioned “Reconciliation of GAAP Net Income to Non-GAAP Net Income” included in this press release.